EXHIBIT 5.1


             OPINION OF VEDDER, PRICE, KAUFMAN & KAMMHOLZ REGARDING
                    THE LEGALITY OF ANY ORIGINAL ISSUANCE OF
                           COMMON STOCK OFFERED HEREBY

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                                                                     EXHIBIT 5.1

                                December 21, 2000

Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

     Re:  Registration Statement on Form S-8

Gentlemen:

     We are acting as counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 100,000 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is issuable under the Wintrust Financial Corporation Retirement Savings Plan (the "Plan"). The opinion set forth below relates only to the Common Stock covered by the Registration Statement.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the Amended By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     Based on the foregoing, we are of the opinion that the 100,000 shares of Common Stock that may be offered and sold in accordance with the Plan will be, when sold, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

     We hereby consent to the use of this opinion in connection with the Registration Statement and to any references to our firm therein.

                                          Sincerely yours,


                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ


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